UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2021

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
530 Seventh Avenue, Suite 2201
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 28, 2021, Zentalis Pharmaceuticals, Inc. (the Company) announced clinical and regulatory updates across its pipeline of product candidates, including new interim clinical data from Phase 1 clinical trials of ZN-c3, a WEE1 inhibitor for advanced solid tumors, and ZN-c5, an oral selective estrogen receptor degrader (SERD).

Interim data results from the Phase 1 monotherapy trial of ZN-c3 as of a data cut-off date of May 15, 2021 are as follows:

•Two unconfirmed Partial Responses (PRs) previously reported at AACR were confirmed, bringing the total number of confirmed PRs from the ongoing Phase 1 monotherapy trial from three to five. Since reporting initial clinical data at AACR, an additional unconfirmed PR was reported in a patient with uterine serous carcinoma (USC), resulting in three out of seven USC patients enrolled having responded to treatment. Overall, the objective response rate (ORR) increased from 40% to 43% based on RECIST criteria. Clinical results were seen across four different tumor types, signaling potential for broad oncology application.

•Within the exceptional responder population of the ongoing Phase 1 monotherapy trial, in a patient with an ongoing treatment duration of more than eight months, the Company observed a deepening response of 65% to 69% tumor size decrease based on RECIST criteria.

In addition, as of a data cut-off date of May 14, 2021, ZN-c3 was observed to be well-tolerated, with a lower overall rate of severe hematological adverse events relative to that previously reported at AACR with respect to the previous data cut-off date of February 12, 2021. The rate of treatment related white blood cell count decrease / neutropenia decreased to 2.2% as of the May 14, 2021 data cut-off date from 3.6% as of the February 12, 2021 data cut-off date.

Additional regulatory and clinical updates announced with respect to ZN-c3 are as follows:

•Following an end-of-Phase 1 meeting, the U.S. Food and Drug Administration (FDA) concurred in principle with the proposal that ZN-c3 has the potential for an accelerated approval pathway based on the proposed global study design of ZN-c3-004, a Phase 2 monotherapy trial planned with registrational intent in women with recurrent or persistent USC. The trial has been initiated, with multiple sites open to date.

•The Company intends to launch a biomarker-driven Phase 2, study subject to FDA feedback. This Phase 2 tumor agnostic trial planned with registrational intent, which the Company expects to initiate by the end of 2021, would investigate ZN-c3 in patients with solid tumors that express the identified predictive biomarker.

•ZN-c3, in combination with chemotherapy, has received orphan drug designation, and rare pediatric disease designation from the FDA for pediatric osteosarcoma. The Company intends to initiate a Phase 1/2 clinical trial of ZN-c3 in combination with chemotherapy in pediatric patients with osteosarcoma in the third quarter of 2021. Additionally, if ZN-c3 were to obtain approval for the designated indication, the Company believes it may be eligible for a rare pediatric disease priority voucher upon approval.

•The Company will support two planned additional investigator-initiated trials: a trial with the Ivy Brain Center in glioblastoma multiforme that the Company expects to initiate in 2021, and a trial in combination with immunotherapy with Dana Farber in triple negative breast cancer that the Company expects to initiate in 2022.

•The Company’s China joint venture, Zentera, is advancing corresponding clinical trial in China in ZN-c3.

The Company announced the following clinical updates with respect to its ongoing clinical trials evaluating ZN-c5 in combination and as monotherapy:

•In the ongoing Phase 1 monotherapy dose escalation and expansion studies evaluating a total of 56 patients with two median prior lines of treatment for safety and efficacy, the Company observed a clinical benefit rate (CBR) of 54% and an ORR of 13% at the 300 mg, once daily (QD), dose as of the May 11, 2021 data cut-off. Across all doses from 50 mg to 300 mg QD, the observed CBR was 33% and the ORR was 5%. ZN-c5 generated two PRs at the 150 mg and 300 mg doses. As of the May 11, 2021 data cut-off, treatment emergent adverse events (AEs) were found in less than 10% of the patients and there were no observed cases of bradycardia, visual disturbances, QTC or dizziness. Of note, treatment related diarrhea adverse event was 3.6%, with only Grade 1 or 2 events observed. The Phase 2 monotherapy trial has been initiated and the Company may evaluate ZN-c5 at multiple dose levels within the study. An oral dose of 50 mg QD (n=16) demonstrated a CBR of 40%, with many patients in this dose cohort remaining on study drug and in the trial. Final determination of the monotherapy recommended phase 2 dose (RP2D) will occur following completion of this 50 mg QD dose cohort.

•In the ongoing Phase 1/2 clinical trial evaluating ZN-c5 in combination with Pfizer’s CDK4/6 palbociclib, and the Phase 1b clinical trial evaluating ZN-c5 in combination with Lilly’s CDK4 and 6 abemaciclib, the safety and tolerability data suggested ZN-c5 has the potential to be a promising candidate for further evaluation in combinations. As of the May 11 cut-off, individual AEs related to ZN-c5 were found in less than 10% of the patients and no grade 3 or grade 4 AEs related to ZN-c5 were observed. The Company continues to enroll patients in the two separate combination trials and expects to report initial results in the first half of 2022 from one or more of these trials.

•In the ongoing Window of Opportunity Initial Biomarker study (n=35), estrogen receptor degradation was observed across all doses tested. One patient in the 300 mg dose cohort with Grade 3/4 LFT increases resolved without incident after study end. The Company continues to enroll patients in the Window of Opportunity study.

Additionally, the Company announced the following clinical updates with respect to its ZN-d5, a BCL-2 inhibitor for hematologic malignancies, and ZN-e4, an EGFR inhibitor for non-small cell lung cancer, product candidates:

•The Phase 1 monotherapy dose escalation trial for ZN-d5, initiated in the fourth quarter of 2020, has enrolled 14 patients with relapsed/refractory Non-Hodgkin’s Lymphoma thus far in the fifth dose cohort. Additionally, no dose limiting toxicities have been identified. The Company expects patients with acute myeloid leukemia will begin enrollment in the third quarter of 2021. The Company intends to report initial results from this Phase 1 trial in the first half of 2022.

•The ongoing Phase 1/2 dose escalation trial for ZN-e4 in patients with advanced non-small cell lung cancer has enrolled 26 patients to date, both osimertinib-naïve and experienced. ZN-e4 has been well-tolerated at all doses as of the March 25, 2021 data cut-off, and clinical activity was identified at doses greater than 80 mg QD. The Company intends to report initial results from the Phase 1/2 trial in the fourth quarter of 2021.

Any statements in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the development, potential, safety, efficacy, and regulatory and clinical progress of our product candidates in the Unites States and globally, and plans and timing for the initiation of and the release of data from our clinical trials and our ability to meet other key milestones. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic has adversely impacted and may continue to adversely impact our business, including our preclinical studies and clinical trials; our limited operating history, which may make it difficult to evaluate our current business and predict our future success and viability; we have and expect to continue to incur significant losses; our need for additional funding, which may not be available; our substantial dependence on the success of our lead product candidates; failure to identify additional product candidates and develop or commercialize marketable products; the early stage of our development efforts; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process or ongoing regulatory obligations; failure to obtain U.S. or international marketing approval; our product candidates may cause serious adverse side effects; inability to maintain our collaborations, or the failure of these collaborations; our reliance on third parties; effects of significant competition; the possibility of system failures or security breaches; risks relating to intellectual property; our ability to attract, retain and motivate qualified personnel; and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the U.S. Securities and Exchange Commission (SEC) and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release issued on June 28, 2021.
99.2	Corporate Update Presentation of Zentalis Pharmaceuticals, Inc., dated June 28, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: June 28, 2021	By:	/s/ Anthony Y. Sun, M.D.
Anthony Y. Sun, M.D.
President and Chief Executive Officer